Exhibit 10.15

NOVOCURE LIMITED

EMPLOYEE SHARE PURCHASE PLAN

1.	Purpose.

The purpose of the NovoCure Limited Employee Share Purchase Plan (the “Plan”) is to encourage and enable eligible employees of NovoCure Limited (the “Company”) and certain designated affiliated companies to acquire proprietary interests in the Company through the ownership of Ordinary Shares of the Company. The Company believes that employees who participate in the Plan will have a closer identification with the Company by virtue of their ability as shareholders to participate in the Company’s growth and earnings. It is the intention of the Company to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. Accordingly, the provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.	Definitions.

The following words or terms have the following meanings:

(a) “Agent” means the agent, broker or other administrator, including without limitation, employees of the Employer, appointed by the Committee pursuant to Section 4(b) hereof.

(b) “Annual Pay” means an amount equal to the annual basic rate of pay of an Eligible Employee as determined from the payroll records of the Company or Designated Subsidiary, including amounts contributed by an Eligible Employee under Section 401(k) or 125 of the Code, but excluding all other cash compensation paid to an Eligible Employee during a Purchase Period by the Company or Designated Subsidiary. Without limiting the generality of the foregoing, Annual Pay shall not include overtime, bonuses, any contributions by the Company or Designated Subsidiary, to, or benefits paid under, the Plan or any other pension, profit-sharing, fringe benefit, group insurance or other employee welfare plan or any deferred compensation arrangement (other than pursuant to Section 401(k) or 125 of the Code), expenses and reimbursements, and any other special or extraordinary compensation. Notwithstanding the foregoing, the Committee, in its sole discretion, may adjust the types of compensation constituting Annual Pay; provided that any such determination shall be applied on a uniform and consistent basis to all Eligible Employees.

(c) “Board of Directors” means the Board of Directors of the Company.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Committee” means the Compensation Committee of the Board of Directors of the Company, any successor committee or such other committee the Board of Directors appoints to administer the Plan. To the extent that no Committee exists which has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board of Directors.

(f) “Company” means NovoCure Limited, a public limited company incorporated under the laws of Jersey, Channel Islands, and its successors by operation of law.

(g) “Continuous Service” means the period of time, uninterrupted by a termination of employment, and immediately preceding an Offering Date, that an Employee has been employed by the Company and/or a Subsidiary. Such period of time shall include any separation period of leave or layoff of less than three months occurring within such period of time. For the purposes of the Plan, any period of leave or layoff three months or longer shall be deemed to cause a termination of employment effective as of the end of the third month of such leave or layoff.

(h) “Designated Subsidiaries” means each Subsidiary listed on Exhibit A and future Subsidiaries and Parents (if any) are specifically designated to participate in the Plan by the Committee from time to time in its sole discretion. No Subsidiary or Parent (if any) located in jurisdictions outside of the United States shall be a Designated Subsidiary on and after the Effective Date unless the Committee specifically designates such Subsidiary or Parent in the future as a Designated Subsidiary. The Committee may adopt different terms and conditions that may apply to a Designated Subsidiary, provided that such terms and conditions are consistent with the Plan and Section 423 of the Code.

(i) “Effective Date” means the date the Plan was approved by the shareholders of the Company, which was September 16, 2015.

(j) “Eligible Employee” means each person who on an Offering Date: (i) is an Employee of the Company or a Designated Subsidiary; and (ii) is not deemed for the purposes of Section 423 of the Code and regulations promulgated thereunder to own, directly or indirectly and by certain rules of constructive ownership, shares possessing 5% or more of the total combined voting power or value of all classes of shares of the Company, a Subsidiary or Parent (if any). Notwithstanding the foregoing, the Committee may exclude the employees of any specified Designated Subsidiary from any offering under the Plan.

(k) “Employee” means each person employed by the Company or a Subsidiary, excluding: (i) a person whose customary employment is 20 hours or less per week, (ii) a person who has been employed for less than 90 days, and (iii) a person whose customary employment is not for more than five months in any calendar year; provided, however, that “Employee” as used herein shall not include an agent or an independent contractor. An individual classified by the Employer at the time services are provided as either an independent contractor or an individual who is not classified by the Employer as an Employee but who provides services to the Employer through another entity or otherwise shall not be eligible to participate in the Plan during the period that the individual is so initially classified, even if such individual is later retroactively reclassified as an employee during all or any part of such period pursuant to applicable law or otherwise.

(l) “Employer” means, with respect to any Employee, the Company or Designated Subsidiary by which the Employee is employed.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n) “Market Price” means the closing price of the Ordinary Shares as reported on the principal market, trading system or exchange on which the Company’s Ordinary Shares are traded as of the applicable Purchase Date, or if there was no sale on such date, then as of the next preceding date on which there was a sale.

(o) “Offering Date” means January 1 and July 1 of each Plan Year or such other dates determined by the Committee. The first Offering Date under the Plan shall be the January 1, 2016, unless otherwise delayed by the Committee in its sole discretion.

(p) “Option” means the right or rights granted to Eligible Employees to purchase the Ordinary Shares under an offering made under the Plan and pursuant to such Eligible Employees’ elections to purchase.

(q) “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of an Option, each of the corporations other than the employer corporation owns shares possessing fifty percent (50%) or more of the total combined voting power of all classes of shares in one of the other corporations in such chain.

(r) “Participant” means an Eligible Employee who participates in the Plan.

(s) “Plan” means the NovoCure Limited Employee Share Purchase Plan, as amended from time to time.

(t) “Plan Year” means a twelve-month period beginning January 1 and ending December 31 for which the Plan is in effect.

(u) “Purchase Date” means June 30 and December 31 of each Plan Year or such other dates determined by the Committee.

(v) “Purchase Period” means the period beginning on an Offering Date and ending on the next succeeding Purchase Date. The first Purchase Period under the Plan shall be the period beginning on the January 1, 2016 and ending on June 30, 2016, unless otherwise delayed by the Committee in its sole discretion.

(w) “Rule 16b-3” means Rule 16b-3 promulgated under Section 16(b) of the Exchange Act as then in effect or any successor provisions.

(x) “Ordinary Shares” means the ordinary shares of the Company of no par value.

(y) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of an Option, each of the corporations other than the last corporation in the unbroken chain owns shares possessing fifty percent (50%) or more of the total combined voting power of all classes of shares in one of the other corporations in such chain.

(z) “Subscription Period” means, with respect to each Option, the first day of the preceding Purchase Period through the 20th day of the last month preceding the Purchase Period, or such other period of time designated by the Committee, in its sole discretion, in any offer of Ordinary Shares under the Plan beginning on the first day Eligible Employees may elect to purchase Ordinary Shares and ending on the last day such elections to purchase are authorized to be received and accepted.

3.	Ordinary Shares Reserved for Plan.

(a) The Ordinary Shares to be sold to Eligible Employees under the Plan may, at the election of the Committee, be purchased by the Agent on the open market or may be treasury shares or newly-issued and authorized Ordinary Shares delivered to the Plan, upon such terms as the Committee may approve. The maximum number of Ordinary Shares which shall be reserved and made available for sale under the Plan shall be                 ,1 subject to adjustment as provided in paragraph (b) of this section, which amount shall be automatically increased on December 31st of each year, for ten years, commencing on December 31, 2015, in an amount equal to 1% of the total number of Ordinary Shares outstanding on December 30st of such calendar year; provided, however, that the Board of Directors may act prior to December 31 of a calendar year to provide that there will be no such increase in for such calendar year or that the increase for such year will be a smaller number of shares of Ordinary Shares than would otherwise occur pursuant to this Section 3(a). The Ordinary Shares reserved may be issued and sold pursuant to one or more offerings under the Plan. With respect to each offering, the Committee may specify the number of Ordinary Shares to be made available, the length of the Subscription Period, the length of the Purchase Period, the Offering Dates and such other terms and conditions not inconsistent with the Plan as may be necessary or appropriate. In no event shall the Subscription Period and the Purchase Period together exceed twenty-seven (27) months for any offering.

(b) In the event of any increase, reduction, or change or exchange of Ordinary Shares for a different number or kind of Ordinary Shares or other securities of the Company by reason of a reclassification, recapitalization, merger, consolidation, reorganization, share dividend, share split or reverse share split, combination or exchange of Ordinary Shares, repurchase of Ordinary Shares, change in corporate structure or otherwise, the Committee shall conclusively determine the appropriate equitable adjustments, if any, to be made under the Plan, including without limitation adjustments to the number of Ordinary Shares which have been authorized for issuance under the Plan but have not yet been placed under Option, as well as the price per Ordinary Share covered by each Option under the Plan which has not yet been exercised.

[1]	Initial reserve will be approximately 1% of the outstanding ordinary shares outstanding immediately following the

Company’s initial public offering.

4.	Administration of the Plan.

(a) The Plan shall be administered by the Committee and the Committee may select an administrator or any other person to whom its duties and responsibilities hereunder may be delegated. The Committee shall have full power and authority, subject to the provisions of the Plan, to promulgate such rules and regulations as it deems necessary for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, and to take all actions in connection therewith or in relation thereto as it deems necessary or advisable. The Committee may adopt special guidelines and provisions for persons who are residing in, or subject to the laws of, jurisdictions outside of the United States to comply with applicable laws, including, without limitation, tax and securities laws. All interpretations and determinations of the Committee shall be made in its sole and absolute discretion based on the Plan document and shall be final, conclusive and binding on all parties.

(b) The Committee may employ such legal counsel, consultants, brokers and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant, broker or agent. The Committee may, in its sole discretion, designate an Agent to administer the Plan, purchase and sell Ordinary Shares in accordance with the Plan, keep records, send statements of account to employees and to perform other duties relating to the Plan, as the Committee may request from time to time. The Agent shall serve as custodian for purposes of the Plan and Ordinary Shares purchased under the Plan shall be held by and in the name of, or in the name of a nominee of, the custodian for the benefit of each Participant, who shall thereafter be a beneficial shareholder of the Company. The Committee may adopt, amend or repeal any guidelines or requirements necessary for the custody and delivery of the Ordinary Shares, including, without limitation, guidelines regarding the imposition of reasonable fees in certain circumstances.

(c) The Company shall, to the fullest extent permitted by law and the Article of Association of the Company and, to the extent not covered by insurance, indemnify each director, officer or employee of the Employer (including the heirs, executors, administrators and other personal representatives of such person) and each member of the Committee against all expenses, costs, liabilities and losses (including attorneys’ fees, judgments, fines, excise taxes or penalties, and amounts paid or to be paid in settlement) actually and reasonably incurred by such person in connection with any threatened, pending or actual suit, action or proceeding (whether civil, criminal, administrative or investigative in nature or otherwise) in which such person may be involved by reason of the fact that he or she is or was serving this Plan in any capacity at the request of the Company, except in instances where any such person engages in willful misconduct or fraud. Such right of indemnification shall include the right to be paid by the Company for expenses incurred or reasonably anticipated to be incurred in defending any such suit, action or proceeding in advance of its disposition; provided, however, that the payment of expenses in advance of the settlement or final disposition of a suit, action or proceeding, shall be made only upon delivery to the Company of an undertaking by or on behalf of such person to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified hereunder. Such indemnification shall be in addition to any rights of indemnification the person may have as a director, officer or employee or under the Article of Association of the Company. Expenses incurred by the Committee or the Board of Directors in the engagement of any such counsel, consultant or agent shall be paid by the Company.

5.	Participation in the Plan.

Options to purchase the Ordinary Shares under the Plan shall be granted to all Eligible Employees; provided, however, that solely to the extent allowable under Section 423 of the Code, the Committee may determine that an offering of Ordinary Shares under the Plan will not be extended to highly compensated employees (within the meaning of Code Section 414(q)) with compensation above a certain level or who are officers or subject to the disclosure requirements of Section 16(a) of the Exchange Act, provided the exclusion is applied in an identical manner to all highly compensated employees of the Employer. Except as otherwise determined by the Committee, persons who are highly compensated employees (within the meaning of Code Section 414(q) with compensation at any level or who are officers or who are subject to the disclosure requirements of Section 16(a) of the Exchange Act shall be eligible to participate in the Plan.

Notwithstanding the foregoing, Employees who are citizens or residents of a foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens within the meaning of Code Section 7701(b)(1)(A)) may not participate in the Plan, unless otherwise permitted by the Committee, if (a) the grant of an Option under the Plan to such Employee is prohibited under the laws of the applicable foreign jurisdiction, or (b) compliance with the laws of the foreign jurisdiction would cause the Plan or an offering thereunder to violate the requirements of Code Section 423.

6.	Purchase Price.

The purchase price for Ordinary Shares purchased pursuant to the Plan shall be determined by the Committee, in its sole discretion, and shall remain in effect unless modified at least thirty (30) days prior to the applicable Offering Date, but in no event shall be less than the lesser of eighty-five percent (85%) of the Market Price of an Ordinary Share on either the Offering Date or the Purchase Date. Effective as of the Effective Date until modified by the Committee, the price per Ordinary Share subject to an offering shall be eighty-five percent (85%) of the lesser of (a) the Market Price of an Ordinary Share on the Offering Date or (b) the Market Price of an Ordinary Share on the Purchase Date.

7.	Method of Payment.

Payment for Ordinary Shares purchased pursuant to the Plan shall be made in installments through payroll deductions, with no right of prepayment.

8.	Employee’s Election to Purchase; Grants of Options.

(a) In order to enroll and participate in the Plan, an Eligible Employee must make an election on a form provided by the Committee (or designee) stating the Eligible Employee’s desire to purchase Ordinary Shares under the Plan during the Purchase Period in an amount (on an after-tax basis) not less than 1% but not more than 10% of the Eligible Employee’s Annual Pay which he or she elects to have withheld each payroll period during the

Purchase Period. In order to be given effect, an Eligible Employee’s election to purchase Ordinary Shares must be delivered on or before the last day of the Subscription Period to the person or office designated by the Committee to receive and accept such elections. Except as otherwise provided in the Plan, once enrolled in the Plan, a Participant’s payroll deduction authorization indicating his or her election to purchase Ordinary Shares shall remain in effect unless and until modified or canceled by the Participant.

(b) Subject to the provisions of Section 8(c) below, once enrolled in the Plan, a Participant may only increase or decrease an existing payroll deduction authorization at the times and in accordance with procedures, if any, implemented by the Committee or its designee. A Participant may cancel an existing payroll deduction authorization at any time pursuant to Section 14(a) hereof and thereby terminate participation in the Plan with respect to a Purchase Period.

(c) Notwithstanding the foregoing provisions, in no event shall a Participant be permitted to increase the rate of his payroll deductions under the Plan to an amount which would result in non-compliance with the limitations stated in Sections 11(a)(ii) or (iii) hereof.

(d) All payroll deductions made by a Participant shall be credited to such Participant’s account under the Plan. A Participant may not make any additional payments into such account except as otherwise provided herein.

(e) In the event a Participant makes a hardship withdrawal of employee deferral (401(k)) contributions under a 401(k) profit sharing plan of the Company, a Subsidiary, or a Parent or an affiliate or any other plan qualified under Section 401(a) of the Code that contains a Code Section 401(k) feature, to the extent required by such plan or applicable law, such Participant’s payroll deductions and the purchase of Ordinary Shares under the Plan shall be suspended until the first payroll period following the Offering Date commencing six (6) months after the date the Participant obtained the hardship withdrawal. If a Participant who elects a hardship withdrawal under such a 401(k) profit sharing plan or such other plan has a cash balance accumulated in his or her account at the time of the withdrawal that has not already been applied to purchase Ordinary Shares, such cash balance shall be returned to the Participant as soon as administratively practicable.

9.	Exercise of Option.

(a) A Participant’s election to purchase Ordinary Shares shall be exercised automatically on each Purchase Date following a Participant’s election, and the maximum number of whole and/or fractional Ordinary Shares subject to such Option shall be purchased for such Participant at the applicable Option price with the accumulated payroll deductions in such Participant’s account. If all or any portion of the Ordinary Shares cannot reasonably be purchased on the Purchase Date in the sole discretion of the Committee because of unavailability or any other reason, such purchase shall be made as soon thereafter as feasible. In no event shall certificates for any fractional Ordinary Shares be issued under the Plan. Ordinary Shares shall be credited to the Participant’s account as soon as administratively feasible after the Purchase Date.

(b) If all or any portion of the Ordinary Shares that would otherwise be subject to Options granted on any Offering Date exceeds the number of Ordinary Shares then available under the Plan (after deduction of all Ordinary Shares for which Options have been exercised or are then outstanding) or if all or any portion of the Ordinary Shares cannot reasonably be purchased on the Purchase Date in the sole discretion of the Committee because of any other reason, the Committee shall make a pro rata allocation of the Ordinary Shares remaining available for Option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Committee shall give written notice to each Participant of the reduction in the number of Ordinary Shares affected thereby and shall similarly reduce the rate of each Participant’s payroll deductions, if necessary, and return any remaining payroll deduction balance credited to each Participant as soon as practicable thereafter.

10.	Delivery of Ordinary Shares.

All the Ordinary Shares purchased by a Participant on a Purchase Date shall, for all purposes, be deemed to have been issued and sold as of the close of business on such Purchase Date. Prior to that time the Participant shall have none of the rights or privileges of a shareholder of the Company with respect to such Ordinary Shares.

All the Ordinary Shares purchased pursuant to the Plan shall be delivered by the Company in a manner as determined from time to time, by the Board or its Committee. The Board or its Committee, in its discretion, may determine that the shares shall be delivered by the Company to the Participant by issuing and delivering a certificate for the number of Ordinary Shares purchased by a Participant on a Purchase Date, or that the Ordinary Shares purchased by a Participant on a Purchase Date, be delivered to a securities brokerage firm, as selected by the Board or its Committee, and such Ordinary Shares shall be maintained by the securities brokerage firm in separate Plan accounts for Participants. The Company will not issue fractional Ordinary Shares, but the securities brokerage firm will maintain fractional interest in such Ordinary Shares.

Each certificate or investment account, as the case may be, will be in the name of the Participant.

11.	Limitations of Number of Ordinary Shares That May Be Purchased.

Notwithstanding any provisions of the Plan to the contrary, no individual shall be granted an Option under the Plan:

(a) if, immediately after the grant, such individual (or any other person whose shares would be attributed to such individual pursuant to Section 424(d) of the Code) would own shares and/or hold outstanding Options to purchase shares possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company or of any Subsidiary or Parent; or

(b) which permits such individual’s right to purchase shares under all employee stock purchase plans (as described in Section 423 of the Code) of the Company and any Subsidiary or Parent to accrue at a rate which exceeds twenty five thousand dollars ($25,000) of fair market value of such shares (determined at the time such Option is granted) for any calendar year in which such Option is outstanding at any time.

12.	Shareholder Rights.

The Ordinary Shares purchased upon exercise of an Option hereunder shall be credited to the Participant’s account under the Plan and shall be deemed to be transferred to the Participant on the Purchase Date. Only upon the issuance of Ordinary Shares to a Participant or his agent (and only in respect to such Ordinary Shares purchased) shall a Participant obtain the rights of shareholders, including, without limitation, any right to vote the Ordinary Shares or receive any dividends or any other distributions thereon. The Ordinary Shares purchased will be issued as soon as practicable after the Purchase Date.

13.	Rights to Purchase Ordinary Shares Not Transferable.

(a) Neither payroll deductions credited to a Participant’s account nor any rights with regard to the exercise of an Option or to receive Ordinary Shares under the Plan may be sold, pledged, assigned or transferred in any manner otherwise than by will or the laws of descent and distribution. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as a cancellation of a Participant’s election to purchase shares in accordance with Section 14 hereof.

(b) All rights of a Participant granted under this Plan, including but not limited to, the grant of an Option, the right to exercise an Option and the ability to authorize payroll deductions shall relate solely to a Participant, except as otherwise provided in Section 16 hereof.

14.	Cancellation of Election to Purchase.

(a) A Participant who has elected to purchase Ordinary Shares during a Purchase Period may cancel his or her election to purchase Ordinary Shares with respect to such Purchase Period. Any such cancellation shall apply to all payroll deductions withheld (and any other amounts credited to his or her account) during the Purchase Period. A cancellation shall be effective as soon as administratively feasible after the delivery by the Participant of sufficient prior written notice of cancellation on a form provided by, or acceptable to, the Committee for such purpose to the office or person designated by the Committee to receive such elections. In order to be given effect with respect to a Purchase Period, a notice of cancellation must be so delivered no later than the date set by the Committee.

(b) A Participant’s rights, upon the cancellation of his or her election to purchase Ordinary Shares, shall be limited to receiving in cash, as soon as practicable after delivery of the notice of cancellation, the cash balance (without interest) then credited to his or her account.

(c) A Participant’s cancellation of his or her election to purchase Ordinary Shares in an offering shall not have any effect upon such Participant’s eligibility to participate in a subsequent offering or in any similar plan which may hereafter be adopted by the Company.

15.	Leave of Absence.

(a) Subject to Section 15(b), in the event that, during a Purchase Period, a Participant is granted a paid leave of absence (including a military leave), the Participant’s election for payroll deductions (i) shall continue in accordance with the Participant’s prior election until the earlier of the end of the three-month period that commences on the first date of the Participant’s paid leave or the Participant’s cessation of the paid leave of absence (other than due to reemployment as an Eligible Employee with the Employer), and (ii) shall be deemed to have been canceled at the end of such earlier period. Subject to Section 15(b), in the event that, during a Purchase Period, a Participant is granted an unpaid leave of absence (including a military leave), the Participant’s election for payroll deductions shall cease on the first date of the Participant’s unpaid leave. Any cash balance credited to a Participant’s account at the time payroll deductions cease under Section 15 shall be used to purchase Ordinary Shares on the next Purchase Date, except as required under applicable law or in accordance with administrative procedures established by the Committee.

(b) An individual is treated as an Employee for the purposes of the Plan while the individual is on military leave, sick leave, or other bona fide leave of absence if the period of such leave does not exceed three months, or if longer, so long as the individual’s right to reemployment with the Employer is provided either by statute or by contract (including, without limitation, leave provided under the Family and Medical Leave Act of 1993 (“FMLA”) or the Uniformed Services Employment and Reemployment Rights Act (“USERRA”)). If the period of leave exceeds three months and the individual’s right to reemployment is not provided either by statute or by contract, the employment relationship for the purposes of the Plan is deemed to terminate on the first day immediately following such three-month period.

16.	Termination of Continuous Service; Other Involuntary Withdrawal.

If a Participant’s Continuous Service terminates for any reason, or if a Participant ceases to be an Eligible Employee, the entire payroll deduction amount to the credit of such Participant shall be refunded to such Employee and the Participant’s ability to continue to purchase Ordinary Shares in the Plan shall cease.

17.	Dividends and Interest.

(a) Cash dividends, if any, on Ordinary Shares acquired through the Plan will be automatically paid to the Participant by the Company, or if applicable, the transfer agent. Dividends paid in property other than cash or Ordinary Shares shall be distributed to Participants as soon as practicable.

(b) Except as required by law, no interest shall accrue on or be payable with respect to the payroll deductions of a Participant in the Plan.

18.	Application of Funds.

All funds received by the Company in payment for Ordinary Shares purchased under the Plan and held by the Company at any time may be used for any valid corporate purpose.

19.	Amendment and Termination.

The Company, by action of the Board of Directors (or a duly authorized committee) or the Committee may at any time terminate, amend or freeze the Plan. No such termination shall adversely affect Options previously granted and no amendment may make any change in any Option theretofore granted which adversely affects the rights of any Participant. No amendment shall be effective unless approved by the shareholders of the Company if shareholder approval of such amendment is required to comply with Section 423 of the Code or to comply with any other applicable law, regulation or stock exchange rule. No Options shall be granted under the Plan, and the Plan will automatically terminate, on the date prior to the 10th anniversary of the Effective Date. Upon termination of the Plan, the Company shall return or distribute the payroll deductions credited to a Participant’s account (that have not been used to purchase Ordinary Shares) and shall distribute or credit Ordinary Shares credited to a Participant’s account. Upon the freezing of the Plan, any payroll deductions credited to a Participant’s account (that have not been used to purchase Ordinary Shares) shall be used to purchase Ordinary Shares in accordance with Section 9 hereof, substituting the term Purchase Date with the effective date of the freezing of the Plan.

20.	Reports.

Individual accounts shall be maintained for each Participant in the Plan. Statements of account shall be given to Participants at such times prescribed by the Committee; such statements may set forth the amounts of payroll deductions, the purchase price per Ordinary Share, the number of Ordinary Shares purchased, the aggregate Ordinary Shares in the Participant’s account and the remaining cash balance, if any, or any other information as designated by the Committee.

21.	Effective Date; Governmental Approvals or Consents.

The Plan was originally adopted by the Board in its resolution adopting the Plan on August 31, 2015, subject to shareholder approval of the Plan in accordance with the requirements of the laws of the Jersey, Channel Islands. The Plan was approved by the shareholders of the Company on September 16, 2015, which is the Effective Date. The Plan and any offerings and sales to Eligible Employees under it are subject to any governmental approvals or consents that may be or become applicable in connection therewith. The Board of Directors or the Committee may make such changes in the Plan and include such terms in any offering under the Plan as may be necessary or desirable, in the opinion of counsel, so that the Plan will comply with the rules and regulations of any governmental authority and so that Eligible Employees participating in the Plan will be eligible for tax benefits under the Code or the laws of any state.

22.	Notices.

All notices or other communications by a Participant to the Company or the Committee under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company or Committee at the location, or by the person, designated for the receipt thereof and within the time period prescribed by the Company or

Committee. Each Participant shall be responsible for furnishing the Committee with the current and proper address for the mailing of notices and the delivery of other information. Any notices or communications by the Company to a Participant shall be deemed given if directed to such address and mailed by regular United States mail, first-class and prepaid. If any item mailed to such address is returned as undeliverable to the addressee, mailing shall be suspended until the Participant furnishes the proper address.

23.	Regulations and Other Approvals; Governing Law.

(a) This Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to the choice of law principles thereof, except to the extent that such law is preempted by federal law; provided, that the terms and conditions of this Plan shall be limited to the extent required by the Companies (Jersey) Law 1991, as amended, or other applicable laws of Jersey, Channel Islands, and the Board or the Committee may amend the Plan at any time without a Participant’s consent to comply with the Companies (Jersey) Law 1991, as amended, and other applicable laws of Jersey, Channel Islands.

(b) The obligation of the Company to sell or deliver Ordinary Shares with respect to Options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee. The Company shall not be obligated to issue any Ordinary Shares to a Participant if, in the opinion of counsel for the Company, the issuance of such Ordinary Shares will constitute a violation by the Participant or the Company of any provisions of any rule or regulation of any governmental authority or any national securities exchange.

(c) To the extent required, the Plan is intended to comply with exemptive conditions under Rule 16b-3 and the Committee shall interpret and administer the provisions of the Plan in a manner consistent therewith. Any provisions inconsistent with Rule 16b-3 shall be inoperative and shall not affect the validity of the Plan.

(d) The Plan is not subject to any of the requirements of the Employee Retirement Income Security Act of 1974, as amended, nor is it intended to be qualified under Section 401(a) of the Code.

24.	Withholding of Taxes.

(a) If the Participant makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Ordinary Share or Ordinary Shares issued to such Participant pursuant to such Participant’s exercise of an Option, and such disposition occurs within the two-year period commencing on the day after the Offering Date or within the one-year period commencing on the day after the Purchase Date, such Participant shall immediately, or as soon as practicable thereafter, notify the Company thereof and, if applicable, thereafter immediately deliver to the Company any amount of federal, state or local income taxes and other amounts which the Company informs the Participant the Company is required to withhold.

(b) Notwithstanding anything herein to the contrary, the Employer shall have the right to make such provisions as it deems necessary to satisfy any obligations to withhold federal, state, or local income taxes or other taxes incurred by reason of the issuance of Ordinary Shares pursuant to the Plan. Notwithstanding anything herein to the contrary, if applicable, the Employer may require a Participant to remit an amount equal to the required withholding amount and may invalidate any election if the Participant does not remit applicable withholding taxes. Without limiting the generality of the foregoing, solely to the extent permitted by law, any withholding obligation with regard to any Participant may be satisfied by: (i) reducing the number of Ordinary Shares otherwise deliverable to the Participant; (ii) subject to the Committee’s prior consent, any method approved by the Committee; or (iii) by the Participant paying cash directly to the Company.

25.	Restrictions.

All certificates for Ordinary Shares delivered under the Plan shall be subject to such share transfer orders and other restrictions as the Committee may deem advisable to assist in the compliance with any applicable tax withholding laws or under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Ordinary Shares are then listed or any national securities association system upon whose system the Ordinary Shares are then quoted, any applicable federal or state securities law, and any applicable corporate law and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

26.	No Employment Rights.

The establishment and operation of this Plan shall not confer any legal rights upon any Participant or other person for a continuation of employment, nor shall it interfere with the rights of an Employer to discharge any employee and to treat him or her without regard to the effect which that treatment might have upon him or her as a Participant or potential Participant under the Plan.

27.	Severability of Provisions.

If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

28.	Construction.

The use of a masculine pronoun shall include the feminine, and the singular form shall include the plural form, unless the context clearly indicates otherwise. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

29.	Electronic Elections, Purchases, and Transactions.

Any election, purchase or other transaction hereunder that is required to be made in writing may, to the extent determined by the Committee, be made, delivered and accepted electronically.

Exhibit A

Designated Subsidiaries